EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

Sierra Wireless, Inc.

We consent to the use of our reports, each dated March 7, 2013, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in this annual report on Form 40-F.

We also consent to the incorporation by reference of each of the above reports into the Company’s Registration Statement on Form S-8, File No. 333-147872.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

March 7, 2013